UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 29, 2005
(Date of Earliest Event Reported)

INTEGRATED ALARM SERVICES GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50343 (Commission File Number)	42-1578199 (I.R.S. Employer Identification No.)

One Capital Center, 99 Pine Street 3rdFloor, Albany, NY 12207
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:(518) 426-1515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On December 29, 2005  Integrated Alarm Services Group, Inc. ("IASG") announced that it engaged Allen & Company to assist IASG’s management and Board of Directors in exploring strategic options that may enhance shareholder value. Such strategies may include, but are not limited to, acquisitions, strategic joint ventures, recapitalizations, mergers, divestitures and/or share repurchases. The Company will evaluate the alternatives and pursue those it believes are in the best interest of IASG and its shareholders. At this time, there can be no assurance that this strategic analysis will result in any transaction(s).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	None

(b)	None

(c) Exhibits

The following document is included as an exhibit to this Form 8-K. Any exhibit below incorporated by reference herein is indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed or furnished herewith.

EXHIBIT	DESCRIPTION
99.1	Press Release dated December 29, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ALARM SERVICES GROUP, INC.

By: /s/ Timothy M. McGinn
Timothy M. McGinn
Chairman and Chief Executive Officer

Dated: December 29, 2005

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